UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest events reported)      January 3, 2003
                                                    ---------------------------
                                                       (January 3, 2003)
                                                    ---------------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                                             85-0468296
----------------------------        Commission           ----------------------
(State or Other Jurisdiction   File Number 333-32170         (I.R.S. Employer
     of Incorporation)                     ---------     Identification) Number)




    Alvarado Square, Albuquerque, New Mexico                      87158
    ----------------------------------------                      -----
    (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)



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Item  5.   Other Events

The following is a press release issued by the Company on January 3, 2003.

          PNM Resources Utility Unit Expands Revolving Credit Agreement

     PNM Resources Also Purchases Lease of Major NM-Texas Transmission Line

ALBUQUERQUE, N.M., January 3, 2003- PNM Resources (NYSE:PNM) today announced that its wholly-owned utility subsidiary, PNM, Public Service Company of New Mexico, has entered into a $195 million revolving credit agreement with a syndicate of 11 lenders arranged by Banc of America Securities LLC.

PNM Resources also announced it has acquired one of two leases of a transmission line connecting the PNM system with the Texas electrical grid to the east. Purchasing the lease will allow PNM to retire approximately $26 million in long-term lease bonds paying an interest rate of 10.25 percent.

"The new revolving credit agreement further expands our already substantial liquidity," said company Vice President and Treasurer Terry Horn. "Additionally, the acquisition of the transmission line lease will allow PNM to reduce outstanding debt and interest expense."

The new credit agreement replaces an existing $150 million facility with eight financial institutions. The company uses short-term borrowings under the revolving credit agreement to fund working capital and for other general corporate purposes.

"Given investor and lender concerns regarding credit quality and liquidity in the utility industry today, we are pleased to have been able to negotiate this expansion of our credit facilities," Horn said. "We believe this indicates the high degree of confidence this group of lenders has in the financial integrity of our company and the stability of PNM's investment-grade credit rating."

In the transmission line lease transaction, PNM Resources paid $6.75 million in cash and assumed $26 million in long-term debt to acquire a lease of a majority of the Eastern Interconnection Project (EIP) line. PNM operates the line under the terms of the lease agreement and currently reports the present value of the operating lease obligations as off-balance sheet debt. Acquiring the lease will allow the company to retire those underlying bonds, reducing net lease payments and the amount of the company's off-balance sheet debt.

The 216-mile-long EIP runs from near Albuquerque to the Texas-New Mexico border. The 345 kilovolt line, which has a capacity of 200 megawatts, is one of two interconnections in New Mexico linking the Western regional electrical grid with the West Texas grid.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, provides natural gas service to 441,000 gas customers and electric utility service to 378,000 customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.


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


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by a number of factors, including interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the performance of generating units and transmission system, and state and federal regulatory and legislative decisions and actions. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001, Form 10-Q for the quarter ended September 30, 2002 and Form 8-K filings with the Securities and Exchange Commission.



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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                     (Registrant)


Date:  January 3, 2003                             /s/ Robin Lumney
                                   ---------------------------------------------
                                                      Robin Lumney
                                               Vice President, Controller
                                              and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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